CUSTODY AGREEMENT

      This Custody Agreement is dated February 17, 1993 between MORGAN STANLEY TRUST COMPANY, a New York State chartered trust company (the "Custodian"), and STANDISH, AVER & WOOD INVESTMENT TRUST (the "Client"), with respect to STANDISH INTERNATIONAL EQUITY FUND.

      1. The Client hereby appoints the Custodian as a custodian of securities and other property owned or under the control of the Client which are delivered to the Custodian, or any Subcustodian as appointed below, from time to time to be held in custody for the benefit of the Client. The Client instructs the Custodian to establish on the books and records of the Custodian one or more accounts (the "Accounts") in the name of the Client. The Custodian shall record in the Accounts and shall have general responsibility for the safekeeping of all securities ("Securities"), cash and other property (all such Securities, cash and other property being collectively the "Property") of the Client so delivered for custody. It is understood that the specific procedures the Custodian will use in carrying out its responsibilities under this Agreement are set forth in the procedures manual (the "Procedures Manual") prepared by the Custodian and delivered to the Client, as such Procedures Manual may be amended from time to time by the Custodian by written notice to the Client. The Client acknowledges that the Procedures Manual constitutes an integral part of this Agreement.

      2. The Property held in the Accounts may be held by subcustodians appointed pursuant to the provisions of this Section 2 (a "Subcustodian"). The Custodian may, at any time and from time to time, appoint any bank or trust company to act as a Subcustodian for the Client, provided that the Client shall have approved in writing (1) any such bank or trust company and the subcustodian agreement to be entered into between such bank or trust company and the Custodian, and (2) the Subcustodian's offices or branches at which the Subcustodian is authorized to hold the Property. Upon such approval by the Client, the Custodian is authorized on behalf of the Client to notify each Subcustodian of its appointment as such. It is intended by the parties that each Subcustodian meet the requirements of a custodian or a foreign custodian under the Investment Company Act of 1940 and the rules and regulations thereunder. The Custodian may, at any time in its discretion, remove any bank or trust company that has been appointed as a Subcustodian. The Custodian may hold property for all of its clients with a subcustodian in a single account that is identified as belonging to the Custodian for the benefit of its clients.

      Those Subcustodians, their offices or branches which the Client has approved to date are set forth on Exhibit A hereto. Such Exhibit shall be amended from time to time as Subcustodians, branches or offices are changed, added or deleted. The Client shall be responsible for informing the Custodian sufficiently in advance of a proposed investment which is to be held at a location not listed on Exhibit A, in order that there shall be sufficient time for the Client to give the approval required by the preceding paragraph and for the Custodian to put the appropriate arrangements in place with such Subcustodian pursuant to such subcustodian agreement.


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

      With respect to the Property held by a Subcustodian, the Custodian shall be liable to the Client if and only to the extent that such Subcustodian is liable to the Custodian. The Custodian shall nevertheless be liable to the Client for damages sustained by the Client from the Custodian's own negligence in transmitting any instructions received by it from the Client and for its own negligence in connection with the delivery of any Property held by it to any such Subcustodian.

      In the event that any Subcustodian appointed pursuant to the provisions of this Section 2 fails to perform any of its obligations under the terms and conditions of the applicable subcustodian agreement, the Custodian shall use its reasonable efforts to cause such Subcustodian to perform such obligations. In the event that the Custodian is unable to cause such Subcustodian to perform fully its obligations thereunder, the Custodian shall forthwith upon the Client's request attempt to obtain the return of all Property held by such Subcustodian and, if necessary or desirable, appoint another Subcustodian in accordance with the provisions of this Section 2. At the election of the Client, it shall have the right to enforce, to the extent permitted by the subcustodian agreement and applicable law, the Custodian's rights against any such Subcustodian for loss or damage caused the Client by such Subcustodian.

      At the written request of the Client, the Custodian will attempt to obtain the return of all Property held by any Subcustodian appointed pursuant to the provisions of this Section 2. The Custodian will not amend any subcustodian agreement or agree


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

to change or permit any changes thereunder which would affect substantial rights of the Client except upon the prior written approval of the Client.

      In the event the Custodian intends to make any payment to a Subcustodian under the indemnification provisions of any subcustodian agreement, the Custodian shall give the Client written notice of such intention no less than thirty (30) days prior to the date such payment is to be made. The Client shall be obligated promptly to reimburse the Custodian the amount of such payment, unless the Client shall, within thirty (30) days of receipt of the Custodian's notice, object in writing to such payment to the Subcustodian because the Client disputes the right of the Subcustodian to be so indemnified. In the event the Client, at the direction of its Board of Trustees, shall give written notice of such objection and the reasons therefor, the Custodian may nevertheless make such payment to the Subcustodian, but without prejudice to the Client's right to refuse to reimburse the Custodian if the Client's objection to the right of the Subcustodian to be so indemnified shall be upheld in an appropriate judicial or other proceeding; or in the alternative, the Custodian may refuse to pay the indemnification demanded by the Subcustodian and the Custodian shall in such event defend against any judicial or other proceeding brought against the Custodian by the Subcustodian to obtain such indemnification. Such defense shall be conducted by counsel reasonably satisfactory to both the Client and the Custodian. The Client shall be entitled to participate in any such proceeding with separate counsel of its own choice if it believes its position might otherwise be compromised and, if the Client or the


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

Custodian believes there may be a conflict in the respective positions of the Client and the Custodian, then each may retain separate counsel of its own choice. The Client shall bear the costs and expenses of defending against the Subcustodian's claim, and the Client shall indemnify the Custodian and hold it harmless from all claims, liabilities, judgments, costs and expenses (including fees of its counsel) and settlements of such claim (provided that such settlement shall have been effected with the Client's written consent) incurred or assessed against the Custodian.

      The Custodian or any Subcustodian, from time to time, may appoint such non-U.S. securities depositaries or clearing agencies as it may determine (each an "Authorized Depositary") for the purposes of acquiring, holding or disposing of Property. The appointment of any such Authorized Depositary shall be approved in writing in advance by the Client. Those Authorized Depositaries which the Client has approved to date are set forth on Exhibit A hereto. It is intended by the parties that each Authorized Depositary shall be qualified to act as an "Eligible Foreign Custodian" pursuant to the Investment Company Act of 1940 and the rules and regulations thereunder. The Custodian or the Subcustodian, as the case may be, may at any time in its discretion terminate any such appointment and shall, at the request of the Client, terminate any such Authorized Depositary as promptly as practicable.

      With respect to the Property held by an Authorized Depositary appointed by the Custodian, the Custodian shall be liable to the Client if and only to the extent that such Authorized


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

Depositary is liable to the Custodian and the Custodian recovers from such Authorized Depositary. The Custodian shall nevertheless be liable to the Client for damages sustained by the Client from the Custodian's own negligence in transmitting any instructions received by it from the Client and for its own negligence in connection with the delivery of any securities or funds held by it to any such Authorized Depositary.

      The Client agrees that the Property may be physically held outside the United States.

      3.    With respect to Property held by a Subcustodian pursuant to Section
            2:

            (a) The Custodian will identify on its books as belonging to the Client any Property held by a Subcustodian for the Custodian's account;

            (b) The Custodian will hold Property through a Subcustodian only if (i) such Subcustodian and any securities depository or clearing agency in which such Subcustodian holds Property, or any of their creditors, may not assert any right, charge, security interest, lien, encumbrance or other claim of any kind to such Property except a claim of payment for its safe custody and (ii) Property may be freely transferred without the payment of money or value other than for safe custody or administration;

            (c) The Custodian shall require that Property held by the Subcustodian for the Custodian's account be identified on the Subcustodian's books as separate from any property held by the Subcustodian


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

                  other than property of the Custodian's clients and as held solely for the benefit of clients of the Custodian; and

            (d) In the event that the Subcustodian holds Property in a securities depository or clearing agency, such Subcustodian will be required by its agreement with the Custodian to identify on its books such Property as being held for the account of the Custodian as a custodian for its clients.

      4. The Custodian shall allow the Client's accountants reasonable access to the Custodian's records relating to the Property held by the Custodian as such accountants may reasonably require in connection with their examination of the Client's affairs. The Custodian shall also obtain from any Subcustodian (and will require each Subcustodian to use reasonable efforts to obtain from any securities depository or clearing agency in which it deposits Property) an undertaking, to the extent consistent with local practice and the laws of the jurisdiction or jurisdictions to which such Subcustodian, securities depository or clearing agency is subject, to permit independent public accountants such reasonable access to the records of such Subcustodian, securities depository or clearing agency as may be reasonably required in connection with the examination of the Client's affairs or to take such other action as the Custodian in its judgment may deem sufficient to ensure such reasonable access.

      5. The Custodian shall provide such reports and other information to the Client and to such persons as the Client directs as the Custodian and the Client may


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

agree from time to time, including periodic reports with respect to the safekeeping of the Property, including, but not limited to, notification of any transfer to or from the Accounts.

      6. The Custodian shall make or cause any Subcustodian to make payments from monies being held in the Accounts only:

            (a) upon the purchase of Securities and then, to the extent consistent with practice in the jurisdiction in which settlement occurs, upon the delivery of such Securities;

            (b) for payments to be made in connection with the conversion, exchange or surrender of Securities;

            (c) upon a request of the Client that the Custodian return monies being held in the Accounts;

            (d) upon a request of the Client that monies be exchanged for or used to purchase monies denominated in a different currency and then only upon receipt of such exchanged or purchased monies;

            (e)   as provided in Section 8 and 12 hereof;

            (f) upon termination of this Custody Agreement as hereinafter set forth; and

            (g) for any other purpose upon receipt of explicit instructions of the Client accompanied by evidence reasonably acceptable to the Custodian as to the authorization of such payment.


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

      Except as provided in the last two sentences of this Section 6 and as provided in Section 8, all payments pursuant to this Section 6 will be made only upon receipt by the Custodian of Authorized Instructions (as hereinafter defined) from the Client which shall specify the purpose for which the payment is to be made. In the event that it is not possible to make a payment in accordance with Authorized Instructions of the Client, the Custodian shall proceed in accordance with the procedures set forth in the Procedures Manual. Any payment pursuant to subsection (f) of this Section 6 will be made in accordance with Section 16.

      7. The Custodian shall make or cause any Subcustodian to make transfers, exchanges or deliveries of Securities only:

            (a) upon sale of such Securities and then, to the extent consistent with practice in the jurisdiction in which settlement occurs, upon receipt of payment therefor;

            (b) upon exercise of conversion, subscription, purchase, exchange or other similar rights pertaining to such Securities and, if applicable to such exercise and if consistent with practice in the applicable jurisdiction, only on receipt of substitute or additional securities to be received upon such exercise;

            (c)   as provided in Section 8 hereof;

            (d) upon the termination of this Custody Agreement as hereinafter set forth; and


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

            (e) for any other purpose upon receipt of explicit instructions of the Client accompanied by evidence reasonably acceptable to the Custodian as to the authorization of such transfer, exchange or delivery.

      Except as provided in the last two sentences of this Section 7 and as provided in Section 8, all transfers, exchanges or deliveries of Securities pursuant to this Section 7 will be made only upon receipt by the Custodian of Authorized Instructions of the Client which shall specify the purpose for which the transfer, exchange or delivery is to be made. In the event that it is not possible to transfer Securities in accordance with Authorized Instructions of the Client, the Custodian shall proceed in accordance with the procedures set forth in the Procedures Manual. Any transfer or delivery pursuant to subsection
(d) of this Section 7 will be made in accordance with Section 16.

      8. In the absence of Authorized Instructions from the Client to the contrary, the Custodian may, and may authorize any Subcustodian to:

            (a) make payments to itself or others for expenses of handling Property or other similar items relating to its duties under this Agreement, provided that all such payments shall be accounted for to the Client;

            (b) receive and collect all income and principal with respect to Securities and to credit cash receipts to the Accounts;


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

            (c) exchange Securities when the exchange is purely ministerial (including, without limitation, the exchange of interim receipts or temporary securities for securities in definitive form and the exchange of warrants, or other documents of entitlement to securities, for the securities themselves);

            (d) surrender Securities at maturity or when called for redemption upon receiving payment therefor;

            (e) execute in the Client's name such ownership and other certificates as may be required to obtain the payment of income from Securities;

            (f) pay or cause to be paid, from the Accounts, any and all taxes and levies in the nature of taxes imposed on Property by any governmental authority in connection with custody of and transactions in such Property;

            (g) endorse for collection, in the name of the Client, checks, drafts and other negotiable instruments; and

            (h) in general, attend to all nondiscretionary details in connection with the custody, sale, purchase, transfer and other dealings with the Property.

      9. "Authorized Instructions" of the Client shall mean instructions received by telecopy, tested telex, electronic link or other electronic means or by such other means


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

as may be agreed in writing in advance between the Client and the Custodian.
The Custodian shall be entitled to act, and shall have no liability for acting, in accordance with the terms of this Agreement or upon any instructions, notice, request, consent, certificate or other instrument or paper believed by it to be genuine and to have been properly executed by or on behalf of the Client.

      10. Securities which must be held in registered form may be registered in the name of the Custodian's nominee or, in the case of Securities in the custody of an entity other than the Custodian, in the name of such entity's nominee. The Client agrees to hold the Custodian and Subcustodians and any such nominee harmless from any liability arising out of any such person acting as a holder of record of such Securities, except for any such liability resulting from the Custodian, Subcustodian or any nominee's negligence or willful misconduct. The Custodian may without notice to the Client cause any Securities to cease to be registered in the name of any such nominee and to be registered in the name of the Client.

      11. All cash received by the Custodian for the Accounts shall be held by the Custodian as a short-term credit balance in favor of the Client and the Client shall earn interest at the rates and times as agreed between the Custodian and the Client. The Client understands that any such credit balances will not be accompanied by the benefit of any governmental insurance.

      12. From time to time, the Custodian may arrange or extend short-term credit for the Client which is (i) necessary in connection with payment and clearance of


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

securities and foreign exchange transactions or (ii) pursuant to an agreed schedule, as and if set forth in the Procedures Manual, of credits for dividends and interest payments on Securities. All such extensions of credit shall be repayable by the Client on demand. The Custodian shall be entitled to charge the Client interest for any such credit extension at rates to be agreed upon from time to time. In addition to any other remedies available, the Custodian shall be entitled to a right of set-off against the Property to satisfy the repayment of such credit extensions and the payment of accrued interest thereon. The Custodian may act as the Client's agent or act as a principal in foreign exchange transactions at such rates as are agreed from time to time between the Client and the Custodian.

      13. The Client represents that (i) the execution, delivery and performance of this Agreement (including, without limitation, the ability to obtain the short-term extensions of credit in accordance with Section 12) are within the Client's power and authority and have been duly authorized by all requisite action (corporate or otherwise) and (ii) this Agreement and each extension of short-term credit extended or arranged for the benefit of the Client in accordance with Section 12 will at all times constitute a legal, valid and binding obligation of the Client and be enforceable against the Client in accordance with their respective terms, except as may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights in general and subject to the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law).

      The Custodian represents that the execution, delivery and performance of this Agreement is within the Custodian's power and authority and has been duly authorized by all requisite action of the Custodian. This Agreement constitutes the legal, valid and binding obligation of the Custodian enforceable against the Custodian in accordance with its terms, except as may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights in general and subject to the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law).

      14. The Custodian shall be responsible for the performance of only such duties as are set forth in this Agreement or the Procedures Manual or contained in Authorized Instructions given to the Custodian which are not contrary to the provisions of any relevant law or regulation. The Custodian shall not be liable to the Client or to any other person for any action taken or omitted to be taken by it in connection with this Agreement in the absence of negligence or willful misconduct on the part of the Custodian. Upon the request of the Custodian, the Client agrees to deliver to the Custodian a duly executed power of attorney, in form and substance satisfactory to the Custodian, authorizing the Custodian to take any action or execute any instrument on behalf of the Client as necessary or advisable to accomplish the purposes of this Agreement.

      15. The Client agrees to pay to the Custodian from time to time such compensation for its services pursuant to this Agreement as may be mutually agreed


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

upon from time to time and the Custodian's out-of-pocket or incidental expenses. The Client hereby agrees to hold the Custodian harmless from any liability or loss resulting from any taxes or other governmental charges, and any expenses related thereto, which may be imposed or assessed with respect to the Accounts or any Property held therein. The Custodian is and any Subcustodians are authorized to charge the Accounts for such items and the Custodian shall have a lien, charge and security interest on any and all Property for any amount owing to the Custodian from time to time under this Agreement.

      If the Client is a U.S. person as defined in Rule 902 promulgated by the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), the Client recognizes that, in connection with the Client's election from time to time to participate in distributions of securities (whether pursuant to rights offerings, warrant subscriptions, mergers, reorganizations or otherwise) which have not been registered pursuant to the Act, the Custodian may inform the issuer and its agents that the acquiror of the securities is a U.S. person. The Custodian shall not be responsible to the Client for the consequences of any issuer's or agent's refusal to permit the Client to acquire such securities, and the Client shall hold the Custodian harmless from liability to the issuer and its agents in connection with any such election by the Client.

      16. This Agreement may be terminated by the Client or the Custodian by 60 days written notice to the other, sent by registered mail. If notice of termination is given, the Client shall, within 30 days following the giving of such notice, deliver to the


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

Custodian a statement in writing specifying the successor custodian or other person to whom the Custodian shall transfer the Property. In either event the Custodian, subject to the satisfaction of any lien it may have, will transfer the Property to the person so specified. If the Custodian does not receive such statement the Custodian, at its election, may transfer the Property to a bank or trust company established under the laws of the United States or any state thereof to be held and disposed of pursuant to the provisions of this Agreement or may continue to hold the Property until such a statement is delivered to the Custodian. In such event the Custodian shall be entitled to fair compensation for its services during such period as the Custodian remains in possession of any Property and the provisions of this Agreement relating to the duties and obligations of the Custodian shall remain in full force and effect; provided, however, that the Custodian shall no longer settle any transactions in securities for the Accounts.

      17. The Custodian, its agents and employees will maintain the confidentiality of information concerning the Property held in the Accounts, including in dealings with affiliates of the Custodian. In the event the Custodian or any Subcustodian is requested or required to disclose any confidential information concerning the Property, the Custodian shall to the extent practicable and legally permissible, promptly notify the Client of such request or requirement so that the Client may seek a protective order or waive the Custodian's or such Subcustodian's compliance with this Section 17. In the absence of such a waiver, if the Custodian or such Subcustodian is compelled, in the


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

opinion of its counsel, to disclose any confidential information, the Custodian or such Subcustodian may disclose such information to such persons as, in the opinion of counsel, is so required.

      18. Any notice or other communication from the Client to the Custodian, unless otherwise provided by this Agreement, shall be sent by certified or registered mail to Morgan Stanley Trust Company, One Pierrepont Plaza, Brooklyn, New York, 11201, Attention: President, and any notice from the Custodian to the Client is to be mailed postage prepaid, addressed to the Client at the address appearing below, or as it may hereafter be changed on the Custodian's records in accordance with notice from the Client.

      19. The term "Standish, Ayer & Wood Investment Trust" means and refers to the Trustees from time to time serving under the Agreement and Declaration of Trust of the Client dated August 13, 1986, as the same may subsequently thereto have been, or subsequently hereto be, amended. It is expressly agreed that the obligations of the Client hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the Client, personally, but shall bind only the trust property of the Client as provided in the Agreement and Declaration of Trust of the Client. The execution and delivery of this Agreement have been authorized by the Trustees of the Client and this Agreement has been signed by an authorized officer of the Client, acting as such, and neither such authorization by such Trustees, nor such execution and delivery by such officer shall be deemed to have been made by any of


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

them personally, but shall bind only the trust property of the Client as provided in the Agreement and Declaration of Trust.

      20. The Custodian may assign all of its rights and obligations hereunder to any other entity which is qualified to act as custodian under the terms of this Agreement and majority-owned, directly or indirectly, by Morgan Stanley Group Inc., and upon the assumption of the rights and obligations hereunder by such entity, such entity shall succeed to all of the rights and obligations of, and be substituted for, the Custodian hereunder as if such entity had been originally named as custodian herein. The Custodian shall give prompt written notice to the Client upon the effectiveness of any such assignment.


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

      This Agreement shall bind the successors and assigns of the Client and the Custodian and shall be governed by the laws of the State of New York applicable to contracts executed in and to be performed in that state.

                              STANDISH, AYER & WOOD
                              INVESTMENT TRUST


                              By   /s/ Richard S. Wood
                                  -------------------------------
                              Name:  Richard S. Wood
                              Title: President

          Address for record: One Financial Center
                              Boston, MA 02111

Accepted:

MORGAN STANLEY TRUST COMPANY


By   /s/ Daniel Roccato
    -------------------------------
      Authorized Signature
      Daniel Roccato


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